Exhibit (23)(a)  Independent Auditors' Consent

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 5 to Registration Statement No. 333-95703 of Allstate Life Insurance Company of New York (the "Company") on Form S-3 of our report dated February 23, 2001 relating to the financial statements and the related financial statements schedules of the Company appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2000, to its use in the Statements of Additional Information (which is incorporated by reference in the Prospectuses of the Company), which is part of Registration Statement No. 333-94785 of Allstate Life of New York Separate Account A (the "Account"), to the use of our report dated March 16, 2001 relating to the financial statements of the Account also appearing in such Statements of Additional Information and to the references to us under the heading "Experts" in such Prospectuses and Statements of Additional Information.




/s/ Deloitte & Touche LLP
Chicago, Illinois
April 20, 2001


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Exhibit (23)(b)  Consent of Foley & Lardner
                                   CONSENT OF
                                 FOLEY & LARDNER




     We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectuses contained in Post-Effective Amendment No. 5 to the Form S-3 Registration Statement of Allstate Life Insurance Company of New York (File No. 333-95703).




                                         /s/     Foley & Lardner
                                                 FOLEY & LARDNER

Washington, D.C.
April 19, 2001